UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 30, 2012

Computer Vision Systems Laboratories, Corp.

(Exact name of registrant as specified in its charter)

Florida	Commission	45-4561241
(State or other jurisdiction	File No.: 00-52818	(IRS Employer
of incorporation or organization)		Identification No.)

2400 North Dallas Parkway, Suite 230, Plano, Texas 75093

(Address of principal executive offices and zip code)

(972) 398-7100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2012, John P. Rochon, in his capacity as the sole director of Computer Vision Systems Laboratories, Corp. (the “Company”), elected himself to serve as the Company’s President, elected Russell R. Mack to serve as the Company’s Vice President, and elected Kelly L. Kittrell to serve as the Company’s Chief Financial Officer and Treasurer, in each case, to serve until his resignation or removal from office.

John P. Rochon, age 61, the Company’s Chief Executive Officer and Chairman of its Board of Directors, founded Richmont Holdings, Inc. (“Richmont Holdings”) in July 2001, and has served as its Chairman since that time.  Richmont Holdings is a private investment and business management company that has offered proprietary techniques for operational, financial, strategic business planning, marketing, and sales strategies for small and large companies since 2001.  Mr. Rochon is the founder of the Rochon Premium Brands line of gourmet foods.  Mr. Rochon is an investor in and member of the Board of Directors (since 2008) of Jameson Bank, a chartered “Schedule 1” financial institution regulated under the Federal Bank Act in Canada.  Since July 2011, Mr. Rochon has been a director of AL International, Inc., a global direct marketer of lifestyle and nutritional products as well as gourmet coffee.  Mr. Rochon holds a Bachelor of Science degree and a Master of Business Administration degree from the University of Toronto.

Russell R. Mack, age 61, a director of the Company, is the Executive Vice President and Chief Marketing Officer at Richmont Holdings.  Mr. Mack is a former member of President Ronald Reagan’s White House staff with 40 years of experience in the field of communication and marketing.  He has served as a senior executive in such companies as Mary Kay Inc., American Airlines, and United Airlines and as a legislative assistant and press secretary in the U.S. Senate and the U.S. House of Representatives.  His career also included positions in the U.S. Department of Health and Human Services, the U.S. Department of Education and Temerlin McClain Advertising.  He received a Juris Doctor degree from George Washington University Law School.

Kelly L. Kittrell, age 54, a director of the Company, has served as the Chief Investment Officer of Richmont Holdings since January 2005.  Mr. Kittrell has more than 25 years of experience in corporate finance, investments, and mergers and acquisitions.  Prior to his position at Richmont Holdings, he provided financial advisory services to clients while at Bank of America as a Managing Director in the Private Company Advisory Services practice and as a Director in the Mergers & Acquisitions practice at Ernst & Young Capital Advisors LLC.  Mr. Kittrell is a member of the CFA Institute and obtained the Chartered Financial Analyst designation in 1996.  Mr. Kittrell obtained a Master of Business Administration degree from the University of Texas at Austin and a Bachelor of Science degree from the University of Alabama.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Computer Vision Systems Laboratories, Corp.

Date: December 6, 2012	By:	/s/ John P. Rochon
John P. Rochon
Chief Executive Officer and President